Exhibit 10.12

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Our Ref: JLL/CYBT/2025/L/576

28th April 2025

By Email & Hand In Duplicate

(Subject to Landlord’s Board approval and without prejudice)

ASK Idea (Hong Kong) Limited

Unit 721, Level 7, Cyberport 1,

100 Cyberport Road, Hong Kong

Attention: Mr. Clive Wan

Dear Clive,

Re: ASK Idea (DJI Education Partner x RoboMaster Club)

Shop 107, Level 1, The Arcade, 100 Cyberport Road, Hong Kong

We are the facility management service provider of Cyberport. We act for and on behalf of the Landlord, Hong Kong Cyberport Management Company Limited (香 港 数 碼 港 管 理 有 限 公 司), in respect of the above premises. We hereby listed the renewal terms and conditions as per below:

1.	Licensor

Hong Kong Cyberport Management Company Limited.

2.	Licensee

ASK Idea (Hong Kong) Limited

3.	Premises

Shop 107, Level 1, The Arcade,100 Cyberport Road, Hong Kong.

4.	Use

The Premises must be restricted to the operation of a first-class STEM X Esports Experience Centre under the trade name as to be approved by the Licensor from time to time or such other use permitted from time to time in writing by and at the absolute discretion of the Licensor.

The Licensor gives no warranty or guarantee that the Premises is fit for the intended use of the Premises by the Licensee who should at its own costs obtain and maintain throughout the Licence Period the requisite permit or licence from the relevant competent authority(ies)for the Licensee’s intended use of the Premises.

1-RL-2025-250172

Jones Lang LaSalle Limited	T ********
Cyberport Facilities Management Office	D ********
Unit 404, Level 4, IT Street, Core A	E ***@***.com
Cyberport 3,100 Cyberport Road, Hong Kong	W jll.com

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5.	License Period

Two (2) year fixed from 1st Jun 2025 to 31st May 2027 (Both days inclusive).

6.	License Fee

A monthly base rent (“Base Rent”) at HK$12,400.00 plus a turnover rent (“Turnover Rent”) at 10% of the monthly gross takings.

7.	Deposit

HK$37,200.00 .

(HK$29,700.00 shall be transferred from existing Lease).

8.	Execution of the License Agreement

The Licensee shall sign and return the Lease incorporating the commercial terms and the Special Terms and Conditions (if any) contained in this Letter on or before 12th May 2025,failing which the Landlord shall have the absolute right to treat this Letter (whether signed by the Tenant or not) as null and void and of no further effect and thereupon neither party shall have any claims against the other in respect of this Letter.

9.	Right to termination

Licensor shall have the right to terminate the License by giving the Licensee not less than 2 month’s advance notice.

10.	Submission of Monthly Booking Report

The Licensee shall timely report monthly Gross Taking (“MGT”) as well as the number of transaction every month.

11.	Confidentiality and Non-Disclosure

The Tenant agrees and undertakes with the Landlord that it will hold the information contained in this Letter in strict confidence and will not disclose, copy, reproduce or distribute any of it for any purpose or to any person (except to the Tenant’s professional advisers or if required by law)or otherwise without the prior written consent of the Landlord(which may be withheld in the Landlord’s absolute discretion)We also agree and undertake not to register this Letter including any supplement(s) thereto at any registry (Land or otherwise) in Hong Kong.

12.	Prevention of Bribery

The Tenant shall prohibit his directors, employees, agents, and sub-contractors who are involved in the Lease from offering, soliciting or accepting any advantage as defined in the Prevention of Bribery Ordinance, Cap 201, when conducting business in connection with this Lease. The Tenant shall take all necessary measures (including by way of a code of conduct or contractual provisions where appropriate) to ensure that his directors, employees, agents and sub-contractors are aware of the prohibitions in this clause.

1-RL-2025-250172

Jones Lang LaSalle Limited	T ********
Cyberport Facilities Management Office	D ********
Unit 404, Level 4, IT Street, Core A	E ***@***.com
Cyberport 3,100 Cyberport Road, Hong Kong	W jll.com

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The Tenant shall ensure that his agents and employees shall not give or offer any advantages as defined under the Prevention of Bribery Ordinance to any agent or employee of the Landlord in connection with this Lease. Promptly declare and notify the Landlord in writing of any potential or actual conflict of interests upon becoming aware of the same. “Conflict of interests” shall include, but are not limited to, any situation where the private interest of the Tenant, conflict or compete, or may be expected to conflict or compete, with the role, duties and/or impartiality of the Tenant.

13.	Standing Instruction or Autopay

Tenant shall set up standing instruction or autopay instruction with its bank for direct payment on all monthly fees (including Rental, Management charge, Promotional Levy, Government Rates, Facility Charge (if any) and maintain such instruction throughout the term and provide the documentary proof upon execution of the Lease. Tenant shall not cause cancellation of the instruction unless with the prior approval of the Landlord.

14.	Tenant Commitment on Carbon Neutrality Targets

The Landlord has put environmental sustainability on the priority and shoulder social responsibility to commit for the campus decarbonization. Tenant in the community shall fully support the initiatives and take part in the program adopted by Landlord including but not limited to regular carbon audits on food waste collection, waste reduction, separation and/or recycling at source. Tenant shall comply with industry guidelines (if any). Tenant shall also adopt green product design/green procurement with an objective to substantially reduce disposable plastics including disposable plastic tableware and packaging, banning the use of plastic straws and polyfoam containers (if any) but replaced with reusable or eco-friendly cutlery, etc.

15.	Third party’s rights

No person, who would not have had such right or benefit but for the Contracts (Rights of Third Parties) Ordinance (Cap.623), shall have any right to enforce or be benefited from any term of this Lease.

16.	Governing law

This Lease shall be governed by the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (including the Basic Law and the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region (“National Security Law”).

17.	Smart Elements

A LED display monitor should be placed at the shop front to show the Cyberport collaboration program.

1-RL-2025-250172

Jones Lang LaSalle Limited	T ********
Cyberport Facilities Management Office	D ********
Unit 404, Level 4, IT Street, Core A	E ***@***.com
Cyberport 3,100 Cyberport Road, Hong Kong	W jll.com

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We trust the above are in order and please denote your acceptance by signing, stamping, and returning the copy of enclosed letter on or before 12th May 2025.

Please do not hesitate to contact [●] at [telephone number redacted] if you have any queries.

Thank you for your kind attention.

Yours sincerely.	Confirmed and accepted by
For and on behalf of	ASK Idea (Hong Kong) Limited
Hong Kong Cyberport
Management Company Limited	Chop & Signature: /s/ Clive Wan
香港數碼港管理有限公司	Name: Clive Wan
Chop & Signature:	Designation: Director
/s/_____________
Name: [●]
Facilities Director
Cyberport Facilities Management Office
Jones Lang LaSalle Limited

C.c. Licensor

1-RL-2025-250172

Jones Lang LaSalle Limited	T ********
Cyberport Facilities Management Office	D ********
Unit 404, Level 4, IT Street, Core A	E ***@***.com
Cyberport 3,100 Cyberport Road, Hong Kong	W jll.com

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